Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form 10-KSB of our report dated January 14, 2008, relating to the consolidated financial statements of ADVANCED GROWING SYSTEMS, INC.

/s/ Whitley Penn LLP
Fort Worth, Texas

January 14, 2008